SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


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Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                    TSR, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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          ______________________________________________________________________

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          ______________________________________________________________________

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          ______________________________________________________________________

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          ______________________________________________________________________

     5)   Total fee paid:_______________________________________________________

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                    TSR, Inc.
                                 400 OSER AVENUE
                               HAUPPAUGE, NY 11788
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         to be held on December 3, 2003


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 3, 2003 at 9:00 a.m. local time, to consider and act upon the following matters.

    1.     To elect two (2) Class I Directors.

    2. To ratify the appointment by the Board of Directors of BDO Seidman LLP as the independent auditors of the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 2004.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 24, 2003 will be entitled to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be open for examination of any stockholder of the Company, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.

                                          By Order of the Board of Directors,

                                          John G. Sharkey, Secretary

Hauppauge, New York
October 27, 2003


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                                    TSR, Inc.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 3, 2003


                                 PROXY STATEMENT

The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 3, 2003 at 9:00 a.m. or at any adjournment thereof. The solicitation of proxies will be made by mail and the cost will be borne by the Company.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for each of the proposals set forth in the accompanying Notice of Meeting. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 2003 were first mailed on or about October 27, 2003 to holders of record as of October 24, 2003.

A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting.

Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors.

The outstanding voting stock of the Company as of September 15, 2003 consisted of 4,544,012 shares of Common Stock, par value one ($.01) cent per share (the "Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on October 24, 2003 are entitled to vote at the Meeting.

As of September 15, 2003 the following persons were known to Management to be beneficial owners of more than five percent of the Company's Common Stock:


                                       Amount and Nature
Name and Address                    of Beneficial Ownership
of Beneficial Owner                at September 15, 2003 (1)    Percent of Class
-------------------                -------------------------    ----------------

Joseph F. Hughes (2)
400 Oser Avenue
Hauppauge, New York  11788                1,860,948 (3)                41.0%

(1) Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)  The beneficial owner is an officer and director of the Company.

(3) Mr. Hughes' ownership includes 270,928 shares of common stock held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

All executive officers and directors of the Company as a group (7 persons) beneficially owned shares of the Company's common stock as of September 15, 2003 as follows:

           Amount of Shares
          Beneficially Owned                    Percent of Class
          ------------------                    ----------------

              1,988,068 *                             43.4%


* Includes 24,000 shares which are subject to options which are presently exercisable or are exercisable within 60 days of September 15, 2003 under the Company's 1997 Employee Stock Option Plan.

                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

At the Meeting, two (2) Class I Directors are to be elected for a three year term expiring at the Company's 2006 Annual Meeting or until their successors have been elected and qualified.

If the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee or nominees as the person or persons designated to vote shall, in their judgement, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth in the following table is certain information with respect to the nominees, as of September 15, 2003.

     Names of Directors                              Nominee       Nominee
        and Nominees                                for Class     for Term
        for Election                        Age    of Director    Expiring
        ------------                        ---    -----------    --------

Joseph F. Hughes. . . . . . . . . . . . .   72       Class I        2006
Christopher Hughes. . . . . . . . . . . .   42       Class I        2006


Directors and Executive Officers of the Company.
------------------------------------------------

The following table sets forth certain information concerning the executive officers and directors of the Company, including equity securities beneficially owned, as of September 15, 2003. The statements as to securities beneficially owned are based upon information furnished by the officers and directors of the
Company:

                                                                                                      Common Stock
                                                                                                     of the Company       Percentage
                                                                              Year First           Owned Beneficially          Of
Name                            Age              Position                Officer or Director    Directly or Indirectly       Class
----                            ---              --------                -------------------    ----------------------       -----
Joseph F. Hughes . . . . . .    72     Chairman of the Board, Chief              1969                 1,860,948(1)           41.0%
                                       Executive Officer, President,
                                       Treasurer and Director
Ernest G. Bago . . . . . . .    63     President, TSR Consulting Services,       1990                    80,200               1.8%
                                       Inc. and Director
John G. Sharkey. . . . . . .    44     Vice President, Finance, Controller       1990                    45,500(2)            1.0%
                                       and Secretary
James J. Hill (3,4). . . . .    70     Director                                  1989                       --                 --
John H. Hochuli, Jr.(3,4). .    73     Director                                  1993                       --                 --
Christopher Hughes . . . . .    42     Vice President, TSR Consulting            2000                     1,420                --
                                       Services, Inc. and Director
Robert A. Esernio (3,4) . .     74     Director                                  2001                       --                 --

(1)  See footnotes to table of stock ownership of certain stockholders.

(2) Includes 24,000 shares, which are subject to options, which are presently exercisable or are exercisable within 60 days of September 15, 2003 under the Company's 1997 Employee Stock Option Plan.

(3)  Member of the Compensation Committee of the Board of Directors.

(4)  Member of the Audit Committee of the Board of Directors.

-----------------------------------------------------------

During the fiscal year ended May 31, 2003 the Company's Board of Directors held four meetings. Each incumbent Director, who was a director at the time of the meeting, attended all of the meetings held during such period. The Compensation Committee, consisting of the three outside directors, met once during the year, with all members at the time of the meeting in attendance. The Audit Committee met five times during the year, with all members in attendance. The Company does not maintain a nominating committee. Nominations are made by the full Board of Directors.

Mr. Joseph F. Hughes, from 1953 until forming the Company in 1969, was employed by International Business Machines Corporation ("IBM") in various systems engineering, marketing and administrative positions. Immediately prior to his employment with the Company, Mr. Hughes was responsible for managing the market and technical sales group serving colleges and universities with IBM in Long Island and Westchester County.

Mr. Ernest G. Bago, from 1986 until joining the Company in March 1990, was employed by Cap Gemini America as New Jersey Branch Manager. Prior to 1986, Mr. Bago was employed by Computer Sciences Corporation (CSC) for 14 years. During his tenure at CSC, Mr. Bago held various sales and marketing positions. His last position was Vice President of Sales and Marketing for the Communications Industry Division.

Mr. John G. Sharkey has a Masters Degree in Finance. He is a Certified Public Accountant in the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. John H. Hochuli, Jr. has been a Director of the Company since April 1993. In 1994 he retired from Diamond Manufacturing Corp., a maker of aluminum windows and doors, which he founded in 1955 and served as President.

Mr. James J. Hill has been a Director of the Company since December 1989. In 1998, he retired from MRA Publications, Inc., a medical publishing business for which he had been Executive Vice President of Sales and Marketing since 1979. Mr. Hill received a Bachelor of Science Degree in Business Administration from the University of Arizona in 1958 and a Bachelor of Foreign Trade Degree from the American Institute of Foreign Trade in Arizona in 1959.

Mr. Christopher Hughes has been a Director of the Company since April 2000. Since 1983 he has been employed by the Company. Since 1991 he has been a Vice President-Sales for the Company's computer programming services subsidiary. He is the son of Mr. Joseph F. Hughes, Chairman of the Board.

Mr. Robert A. Esernio has been a Director of the Company since April , 2001. From 1969 through 1990 Mr. Esernio was a partner in the international accounting and consulting firm of Grant Thornton LLP. Mr. Esernio is a certified public accountant and was also a professor of Accounting at St John's and Long Island Universities from 1958 through 1985 when he retired with Emeritus status. Mr. Esernio received a Bachelor of Business Administration Degree; Magna cum Laude from St. John's University in 1956 and a Master of Business Administration Degree from New York University in 1963.

The Company's executive officers are elected by, and serve at the discretion of, the Board of Directors.

    REMUNERATION AND CERTAIN TRANSACTIONS OF EXECUTIVE OFFICERS AND DIRECTORS
    -------------------------------------------------------------------------

The following table sets forth a summary for the last three fiscal years of all compensation paid to the Company's Chief Executive Officer and each of the other executive officers whose individual compensation exceeded $100,000 ("Named Executives").

                    Summary Annual Compensation Table (1, 2)
                    ----------------------------------------
                                                                                      Long Term Awards
                                                            Annual Compensation        Stock Options
                                                            -------------------        No. of Shares
     Name and Principal Position           Fiscal Year      Salary        Bonus      Underlying Options
     ---------------------------           -----------      ------        -----      ------------------

Joseph F. Hughes                              2003         $437,000     $337,000             -
President and Chief Executive Officer         2002          424,000      384,000             -
                                              2001          410,000      550,000

Ernest G. Bago                                2003          200,000      251,000             -
President, TSR Consulting Services, Inc.      2002          200,000      277,000             -
                                              2001          200,000      282,000         80,000

John G. Sharkey                               2003          125,000       40,000             -
Vice President, Finance                       2002          125,000       40,000             -
                                              2001          125,000       50,000         40,000

(1) The aggregate amount of all perquisites and other personal benefits paid to any Named Executive is not greater than either $50,000 or 10% of the total annual salary and bonus reported for such Named Executive.

(2) During the three fiscal years indicated, the Company, did not grant any stock appreciation rights to its executive officers, did not make any restricted stock awards and did not have a long-term incentive plan. The Company adopted the 1997 Employee Stock Option Plan in April, 1997.


         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
----------------------------------------------------------------------------------------------------------------
                                                                                          Value of unexercised
                                                                 Number of unexercised    in-the-money options/
                               Shares acquired  Value realized   options/SARS at fiscal      SARs at fiscal
            Name               on exercise (#)        ($)             year end (#)            year end ($)
------------------------------ --------------- ---------------- ------------------------ -----------------------
                                                                      Exercisable/             Exercisable/
                                                                     unexercisable            Unexercisable
------------------------------ --------------- ---------------- ------------------------ -----------------------
Ernest G. Bago. . . . . . .           -                -                80,000/0                $86,000/0

John G. Sharkey . . . . . .           -                -                40,000/0                $43,000/0

     (1)  No options were issued in the fiscal year ended May 31, 2003.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          -------------------------------------------------------------

The Compensation Committee consists of the three outside directors who have never been officers of the Company. The Committee's general philosophy is to have a compensation plan that is competitive and will attract, retain, motivate and reward highly qualified executives. The Committee's goals are to attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities and enable the Company to address the challenges of the current economic climate, and to provide incentives for outstanding performance. It is the responsibility of the Committee to advise the Board relative to the salaries, bonuses and stock options granted to the individuals listed on the executive compensation table.

The compensation of the Chief Executive Officer, Joseph F. Hughes is currently based on a five year employment agreement, which terminates May 31, 2007. The employment agreement was entered into in June 2002 following the expiration of his prior agreement. This agreement provides for a competitive base salary, a performance based bonus provision tied to the Company's pre-tax profits, and an additional discretionary bonus. In determining the level of Mr. Hughes' compensation in connection with the renewal of his employment agreement, the Committee took into consideration his diverse responsibilities, his knowledge and experience in the industry, and his development and implementation of business strategies and his ability to address the challenges currently facing the Company.

The compensation of the other executive officers is guided by the Committee's overall philosophy and goals. The Committee wishes to further ensure that the services of these individuals are retained to use their years of invaluable experience in the markets that the Company services in order to facilitate continued growth and profitability. The compensation of Ernest G. Bago, President of the contract computer programming subsidiary, is based upon a four year employment agreement, which terminates May 31, 2005. This agreement provides for a competitive base salary and a significant performance based bonus tied to the pre-tax profits of the Company. The compensation of John G. Sharkey, Vice President of Finance, which is based upon a four year employment agreement, which terminates December 31, 2005, is reviewed annually based upon the achievement of both corporate and individual performance goals.

                                 Compensation Committee
   James J. Hill, Chairman         Robert A. Esernio       John H. Hochuli, Jr.


                            Report of Audit Committee
                            -------------------------

The Audit Committee of the Board of Directors is comprised of the three directors named below. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The members of the Committee are "independent", as defined in the NASDAQ listing standards. The Committee operates pursuant to a Charter. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Audit Committee Communications, as amended. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has reviewed whether the provision on non-audit services to the Company by the independent auditors is compatible with maintaining their independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on the Form 10-K for the year ended May 31, 2003 to be filed with the Securities and Exchange Commission.

                            Members of the Audit Committee

Robert A. Esernio, Chairman         James J. Hill           John H. Hochuli, Jr.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                ------------------------------------------------

The following graph compares cumulative five-year stockholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Computer and Data Processing Stocks (SIC Code 737). These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.

Performance Graph of TSR, Inc. Common Stock Versus Broad Market and Peer Group Indices

                                        5/98   5/99   5/00   5/01   5/02   5/03
                                        ----   ----   ----   ----   ----   ----
   TSR, Inc. . . . . . . . . . . . .     100     64     50     47    50     58
   NASDAQ (US) . . . . . . . . . . .     100    141    193    120    92     92
   Computer and Data Processing. . .     100    161    210    131    86     89

Notes:

A.   The index level for all series was set to $100 at May 31, 1998.

B. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

C. If the monthly interval based on the fiscal year-end is not a trading day, the preceding trading day is used.


                               COMPENSATION PLANS
                               ------------------

The following describes plans adopted by the Company pursuant to which cash or non-cash compensation was paid during the years ended May 31, 2003, 2002, or 2001, or pursuant to which such compensation may be distributed in the future, to the Named Executives.

401(k) Deferred Compensation and Profit Sharing Plan
----------------------------------------------------

In 1985, the Company adopted a voluntary retirement savings plan for employees who have attained age 21 and have at least six months of service. This plan permits employees to contribute, on a pre-tax basis, up to 15% of their compensation. Also, the plan has a matching provision whereby the Company matches 50% of the first 4% of the employee's basic contribution. However, the matching provision does not apply to the Named Executives and other highly paid individuals. Additionally, the plan provides for discretionary profit sharing contributions as determined by the Board of Directors. There were no such contributions for the fiscal years ended May 31, 2003, 2002, or 2001.

Compensation of Directors
-------------------------
For their service, members of the Board of Directors who are not salaried employees of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2003.

Employment Contracts and Termination of Employment and Change in Control
------------------------------------------------------------------------
Arrangements
------------
In June 2001, an employment agreement was entered into with Ernest G. Bago providing for an annual base salary of $200,000, and providing for additional incentive compensation based upon certain criteria which are agreed upon from time to time, such criteria being currently based primarily on the profitability of the Company. During fiscal year 2003, $251,000 in incentive compensation was paid under Mr. Bago's agreement. This agreement is for a four year term and provides for severance, in the event of termination without cause, of the base salary for one year. The contract also contains a change in control agreement pursuant to which Mr. Bago will receive a payment on change of control equal to $250,000 times the remaining years in the contract term, subject to certain profitability criteria.

In June 2002, an employment agreement was entered into with Joseph F. Hughes, which terminates May 31, 2007. The employment agreement was entered into following the expiration of Mr. Hughes' employment agreement on May 31, 2002. This agreement provides for an initial base salary of $437,000 with annual adjustments based upon increases in the Consumer Price Index, such increases to be no less than 3% and no more than 8% per year. Additionally, the agreement provides for an annual discretionary bonus for each fiscal year, up to a maximum of $50,000 if pre-tax profits are less than $1,000,000 and a minimum of 7.5% of pre-tax profits if such profits exceed $1,000,000. In fiscal 2003, Mr. Hughes received the minimum bonus of 7.5% of pre-tax profits or $337,000 as incentive compensation.

In January 2002, an employment agreement was entered into with John G. Sharkey, which terminates December 31, 2005. This agreement provides for an annual base salary of $125,000, subject to increase in the discretion of the President of the Company and an annual discretionary bonus, which bonus was $40,000 for the fiscal year ended May 31, 2003. The agreement also contains a change in control agreement pursuant to which Mr. Sharkey may receive a payment equal to his prior year's total compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended May 31, 2003, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Certain Relationships and Related Transactions
----------------------------------------------
Mr. Christopher Hughes, a Director of the Company since April 2000 and the son of Joseph F. Hughes, has been employed by the Company since 1983 and is currently a Vice President for the contract computer programming business. He received total cash compensation of $250,000 during fiscal year 2003.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                ------------------------------------------------

BDO Seidman LLP, certified public accountants, have been appointed by the Company's Board of Directors as independent auditors for the Company to examine and report on its consolidated financial statements for the fiscal year ending May 31, 2004. BDO Seidman LLP audited and reported on the Company's consolidated financial statements for the year ended May 31, 2003 and it is expected that a representative of BDO Seidman LLP will be present at the Meeting with an opportunity to make a statement if he desires to do so and will be available to respond to questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Stockholders do not ratify the appointment of BDO Seidman LLP at the Meeting, the selection of BDO Seidman LLP may be reconsidered by the Board of Directors.

On May 22, 2003, the Company dismissed KPMG LLP as its independent auditors. The reports of KPMG on the Company's financial statements for the fiscal years ended May 31, 2001 and 2002 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee of the Board of Directors approved the decision to change accountants. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused it to make reference to such disagreement in its reports.

The Company engaged BDO Seidman LLP to act as its independent auditors, effective May 27, 2003. During the two most recent fiscal years and subsequent interim periods, the Company has not consulted BDO Seidman LLP on items which involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Company's financial statements.

                                   AUDIT FEES
                                   ----------

The aggregate fees billed by BDO Seidman LLP for professional services related to the audit of the Company's consolidated financial statements for the fiscal year ended May 31, 2003 were $40,375. The reviews of the consolidated condensed financial statements included in the Company's Quarterly reports on Form 10-Q for the fiscal year ended May 31, 2003 were performed by KPMG LLP. The fees billed by KPMG for those services plus its consent were $28,600. The aggregate fees billed by KPMG in connection with the year end audit and quarterly reviews for the fiscal year ended May 31, 2002 were $53,100.

                               AUDIT RELATED FEES
                               ------------------

There were no fees billed by BDO Seidman LLP or KPMG LLP for audit related services for the fiscal years ended May 31, 2002 or 2003.

                                  TAX SERVICES
                                  ------------

The aggregate fees billed by KPMG LLP for tax services during the fiscal years ended May 31, 2002 and 2003 were $56,475 and $45,500 , respectively. There were no fees billed by BDO Seidman LLP for tax services during the fiscal years ended May 31, 2002 or 2003.

                               ALL OTHER SERVICES
                               ------------------

There were no fees billed by BDO Seidman LLP or KPMG LLP related to any other non-audit services for the fiscal years ended May 31, 2002 or 2003.

                             STOCKHOLDER'S PROPOSALS
                             -----------------------

Any proposal by a Stockholder of the Company intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than June 30, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.


                             FORM 10-K ANNUAL REPORT
                             -----------------------

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2003, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a Stockholder of record on October 24, 2003, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.


            OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION
            --------------------------------------------------------

The Board of Directors does not know of any other matters to be brought before the Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgement on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                                    By Order of the Directors,

                                                    John G. Sharkey, Secretary

October 27, 2003

                                   PROXY CARD
                                      Front

                                    TSR, Inc.
                                 400 OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788



                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 3, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. HUGHES and ERNEST G. BAGO or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 3rd of December, 2003 at 9:00 a.m., at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

1.   FOR __   WITHHOLDING VOTE __      The election of Joseph F. Hughes and
     Christopher Hughes for Class I Director.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. FOR __ AGAINST __ ABSTAIN __ The ratification of the appointment by the Board of Directors of the Company of BDO Seidman LLP as the independent auditors of the Company to examine and report on its financial statements for the year ending May 31, 2004.

3. In accordance with their best judgement with respect to any other business that may properly come before the Meeting.

                               (Continued and to be signed on the reverse side.)

                                   Proxy Card
                                                                            Back


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ABOVE PROPOSALS.

Receipt is acknowledged of the Notice and Proxy Statements relating to this meeting.


                                             Dated:                       , 2003
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                                             Signature


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                                             Signature

Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.


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